EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Aon Stock Award Plan, Aon Stock Option Plan, Aon 1998 Employee Stock Purchase Plan, and the Rath & Strong, Inc. Employees' Stock Bonus Plan of our reports dated February 10, 1998, with respect to the consolidated financial statements and schedules of Aon Corporation included in or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                   /S/ ERNST & YOUNG LLP

                                                   ERNST & YOUNG LLP



Chicago, Illinois
May 28, 1998